EXHIBIT 10.52

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MANUFACTURING AND SUPPLY AGREEMENT

THIS MANUFACTURING AND SUPPLY AGREEMENT (this “Agreement”) is entered into by and among Baxter Healthcare SA, a company organized under the laws of Switzerland (“BHSA”), Baxter Healthcare Corporation, a company organized under the laws of Delaware (“BHC”) (collectively referred to as “Baxter”), and Cerus Corporation, a company organized under the laws of Delaware  (“Cerus”). Baxter and Cerus, as corporations, are sometimes referred to herein as a “Party” and collectively as the “Parties.”  This Agreement shall become effective as of February 2, 2005.

WHEREAS, Baxter and Cerus have developed technology for the inactivation of pathogens in blood and blood components (the “INTERCEPT Blood System”).

WHEREAS, BHC and Cerus are parties to a Development, Manufacturing and Marketing Agreement, dated as of December 10, 1993, as amended to the date hereof (the “Platelet Agreement”) relating to products referred to herein as the “Platelet System”, and to a Development, Manufacturing and Marketing Agreement, dated April 1, 1996, as amended and restated June 30, 1998, as further amended to the date hereof, (the “RBC/FFP Agreement”) relating to products referred to herein as the “Plasma System” and the “RBC System”;

WHEREAS, contemporaneously with the effectiveness of this Manufacturing and Supply Agreement, the Parties are entering into a Restructuring Agreement (the “Restructuring Agreement”) and other “Concurrent Agreements” (as defined therein) including a License Agreement (the “License Agreement”) whereby Baxter licenses to Cerus certain patents, know-how and materials on the terms and conditions set forth in that agreement.

NOW, THEREFORE, in consideration of the premises and covenants set forth herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Baxter and Cerus agree as follows:

Article 1

Definitions

In this Agreement, the following terms have the meanings specified or referred to in this Article 1 and shall be equally applicable to both the singular and plural forms. The words “including”, “includes” and “include” shall be deemed to be followed by the phrase “without limitation”, unless the context clearly dictates otherwise.  Any agreement, schedule, attachment or exhibit referred to herein shall mean such agreement, schedule, attachment or exhibit as amended, restated, supplemented or modified from time to time to the extent permitted by the applicable provisions of this Agreement.  Reference to any statute or regulation means such statute or regulation as amended at the time and from time to time and includes any successor statute or regulation.  Unless otherwise stated, references to recitals, articles, sections, paragraphs, schedules and exhibits shall be references to recitals, articles, sections, paragraphs, schedules and exhibits of this Agreement.

“Affiliate” means, with respect to any Person, at the time in question, any other Person controlling, controlled by or under common control with such Person. For purposes of this definition, “control” shall mean (a) in the case of corporate entities, direct or indirect ownership of any of the stock or shares having the right to vote for the election of a majority of directors, (b) in the case of non-corporate entities, direct or indirect ownership of any of the equity interest with the power to direct the management and policies of such non-corporate entities.

“BioOne Territory” means the countries of Japan, China (including all Special Administrative Regions), Taiwan, South Korea, Thailand, Vietnam and Singapore, except as rights to any such countries shall revert to Baxter and Cerus from BioOne Corporation.

“Commercialization Rights” means, as to a particular country or region, (a) as to Baxter, the right and responsibility to market, distribute and sell the Platelet System pursuant to the Platelet Agreement, and the Plasma System pursuant to the RBC/FFP Agreement (and as further provided under the Restructuring Agreement), in that country or region; or (b) as to Cerus, all rights of Cerus under the Restructuring Agreement and Concurrent Agreements upon termination of Baxter’s Commercialization rights in that country or region.  For the purposes of this agreement, references to termination of Baxter Commercialization Rights, or to Cerus gaining Commercialization Rights, in a particular country or region means that licenses and related rights have been released and relinquished to Cerus, pursuant to Section 4 of the Restructuring Agreement, under the Platelet Agreement or the RBC/FFP Agreement as the case may be.

“Components” means all raw materials and sub-assemblies, such as plastic sheeting materials, containers (including without limitation “wet-filled” containers), tubing, cannulas and compound absorption devices, Intersol Solution and ESOL Solution for the production of or use in connection with the Systems and Conversion Kits.

“Conversion Kit” means a disposable set having Intersol Solution which permits the preparation of single donor platelets collected on a non-Baxter apheresis collection platform to interface with the Platelet System.

“Cost of Goods” means Baxter’s full cost of manufacturing or acquiring an item, in accordance with generally accepted accounting principles, consistently applied, (GAAP) and in accordance with Baxter’s normal accounting practices, all consistently applied.  Cost of Goods shall not, however, include amortization of development expenditures or expenses falling under the category designated by Baxter “other costs of sales” or similar category, however designated. Capital expenditures for facilities and/or equipment and capitalized manufacturing start-up costs will be amortized and included in Cost of Goods.  In the event any item is acquired by Baxter from an Affiliate, “cost of manufacturing or acquiring” shall be deemed to mean such Affiliate’s

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cost of manufacturing or acquiring.  Overhead may be adjusted for changes in overall plant activity, so long as such adjustment meets the standards in the first sentence of this definition.  Notwithstanding the foregoing, Baxter agrees that:

(a)   With respect to Platelet Sets the Cost of Goods will exclude that portion of Overhead per Platelet Set exceeding [ * ] Dollars and [ * ] Cents ($[ * ]) per unit; provided that the aggregate number of Platelet Sets shipped by Baxter in any calendar year exceeds [ * ], inclusive of shipments to Cerus and shipments by Baxter to its customers or other collaborators, such as BioOne. With respect to Plasma Sets the Cost of Goods will exclude that portion of Overhead per Plasma Set exceeding [ * ] Dollars and [ * ] Cents ($[ * ]) per unit; provided that the aggregate number of Plasma Sets shipped by Baxter in any calendar year exceeds [ * ], inclusive of shipments to Cerus and shipments by Baxter to its customers or other collaborators, such as BioOne.

(b)  If shipments are for fewer than [ * ] Platelet Sets in any calendar year, aggregate Overhead applied over all Platelet Sets shipped in such calendar year, inclusive of all shipments described in clause (a) above, shall not exceed [ * ] Dollars ($[ * ]). If shipments are for fewer than [ * ] Plasma Sets in any calendar year, aggregate Overhead applied over all Plasma Sets shipped in such calendar year, inclusive of all shipments described in clause (a) above, shall not exceed [ * ] Dollars ($[ * ]).

(c)  With respect to any Component with a Cost of Goods in excess of $[ * ], the Cost of Goods per unit will exclude that portion of Overhead per unit exceeding an amount equal to the Direct Cost of such unit.

As used in this definition: “Overhead” means total overhead, depreciation and amortization;  “Direct Cost” means the direct cost of labor and materials computed before Overhead.  For the purpose of determining Overhead per Platelet Set or Plasma Set (collectively “Set), the parties will project at the commencement of each calendar year whether the number of Sets expected to be shipped in such calendar exceeds [ * ] and will apply clause (a) or (b) above according to such projection.  If the parties projected that fewer than [ * ] units would be shipped, a reconciliation will be made promptly following the end of such calendar year if shipments exceed [ * ] units in such calendar year.  If the parties projected that more than [ * ] units would be shipped, a reconciliation will be made promptly following the end of such calendar year if fewer units were shipped.

“ESOL Solution” means a proprietary red blood cell storage solution, also known as erythrosol.

“European Territory” means the countries listed on Exhibit F to this Agreement.

“INTERCEPT Illuminator” means a proprietary illumination device, including operating software and data management system, including source code for each, developed for use with Platelet Sets and Plasma Sets.

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“Intersol Solution” means a proprietary platelet storage solution currently sold under the trademark “Intersol.”

“Manufactured Products” means Platelet Systems, Plasma Systems, RBC Systems, Conversion Kits and Components.

“North America” means the United States, including all its possessions and protectorates, and Canada.

“Person” means an individual, corporation, limited liability company, partnership, sole proprietorship, joint venture, or other form of organization or governmental agency or authority.

“Plasma Sets” means disposable processing sets, including without limitation, single unit and jumbo configurations, for inactivation of pathogens in plasma components of blood, containing the raw material amotosalen (“S-59”).

“Plasma System” means Plasma Sets and INTERCEPT Illuminators.

“Platelet Sets” means disposable processing sets for the inactivation of pathogens in platelet components of blood, containing the raw material amotosalen (“S-59”).

“Platelet Systems” means the Platelet Sets and INTERCEPT Illuminators.

“Product Specifications” means the specifications for the Platelet System, the Plasma System, the RBC System and the Conversion Kits as described in Sections 2.1(c) through (f) respectively, and as modified from time to time pursuant to Section 2.1(b) and Section 3.4.  The Product Specifications for Components will be the applicable specifications for components included within the Product Specifications mentioned above in this definition, or if such do not exist for any Component, then specifications to be developed by the Parties for such Component.

“RBC Equipment” means dosing and mixing devices and incubator and compound removal devices for use in connection with RBC Sets.

 “RBC Sets” means disposable processing sets for inactivation of pathogens in the red blood cell components of blood, containing the raw material S-303.

“RBC System” means RBC Sets and RBC Equipment.

“ROW” means all countries other than the countries of the European Territory, North America and the BioOne Territory, as such terms are defined herein; provided however that certain countries may be added to the ROW pursuant to the express provisions of the Restructuring Agreement.

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“Systems” means the Platelet Systems, the Plasma Systems and the RBC Systems.

“Territory” has the meaning set forth in the License Agreement.

Article 2

Manufacturing Services; Product Warranty

Section 2.1                                   Manufacturing Services.

(a)                                  General.  Baxter will, during the term of this Agreement, manufacture Manufactured Products for Cerus on the terms set forth below all in accordance with the Product Specifications (collectively, the “Manufacturing Services”) in a professional and efficient manner and in accordance with the terms and conditions of this Agreement.

(b)                                 Changes to Product Specifications.  Any changes to such Product Specifications shall be made only by prior written agreement of the Parties.  Subject to Section 3.4 hereof, Baxter will not unreasonably withhold its approval to any requests of Cerus to change Product Specifications.

(c)                                  Platelet System.  It is understood that the current Product Specifications for the Platelet System are the specifications in place for the commercial system currently being marketed in Europe, which are set forth on Exhibit A to this Agreement.

(i)                                     European Territory.                                   Upon Cerus’ gaining Commercialization Rights for the Platelet System in the European Territory, the then-current Baxter specifications for the Platelet System applicable to the European Territory will be considered the Product Specifications applicable to such region hereunder.

(ii)                                  North America.  Upon Cerus’ gaining Commercialization Rights for the Platelet System in North America, Baxter will manufacture and supply clinical prototype batch(es) of the Platelet System, according to such specifications as Cerus may reasonably require and Baxter shall approve, such approval not to be unreasonably withheld. Such specifications shall become the Product Specifications hereunder for such prototype batch(es).  In the event that Cerus requires such prototype batches in any form other than that of the Platelet System products or Components that Baxter is then manufacturing, or in the event that Cerus requires additional validation or qualification activities to enable clinical testing or obtain regulatory approval in any country, Cerus will bear the costs of making such changes or conducting such activities, as further provided in Section 3.4 hereof.  If Cerus ultimately obtains approval to sell the Platelet System in any country in North America, Baxter will supply only Components for such use, including all Components needed to assemble Platelet Sets; provided that such Components are sourced from then-existing manufacturing facilities.  Pursuant to Section 3.4 hereof, Cerus shall bear the cost of adding any capacity to Baxter’s then-existing

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capacity, as needed to meet Cerus’ requirements.  It is understood and agreed that Baxter does not have any obligation to manufacture Platelet Systems or Components for North America in an FDA-approved facility, unless the Partners separately so agree.

(iii)                               ROW.  For any country or region in the ROW as to which Cerus gains Commercialization Rights, Baxter will manufacture and supply Platelet Systems, so long as such Manufactured Products are the same products that Baxter is manufacturing and supplying for commercial use, and may be manufactured in the same facilities as are used for manufacture of such other products.  Otherwise, such Manufactured Products will be manufactured according to such specifications as Cerus may reasonably require and Baxter shall approve, such approval not to be unreasonably withheld, with Cerus bearing any additional expenses for such changes or associated validation or qualification activities, as provided in Section 2.1(c)(ii), above.  Such specifications shall become the Product Specifications hereunder for such Platelet Systems.  For any ROW countries, Baxter shall, at Cerus’ request and expense, complete “First of Code” manufacture of the Platelet System under this Agreement (if such activity shall not have been previously completed by Baxter, at Baxter’s expense, during the period of Baxter’s Commercialization Rights in such country). Baxter will charge Cerus Baxter’s actual cost of conducting such “First of Code” activities.

(d)                                 Plasma System.  It is understood that the current Product Specifications for the Plasma System are the specifications in place for the Plasma System that has previously been the subject of clinical testing.

(i)                                     European Territory.  Upon Cerus’ gaining Commercialization Rights for the Plasma System in the European Territory, the then-current Baxter specifications for the Plasma System applicable to the European Territory will be considered the Product Specifications applicable to such country or region hereunder.  For countries in the European Territory, Baxter shall, at its own expense, complete “First of Code” manufacture of the Plasma System under this Agreement (if such activity shall not have been previously completed by Baxter, at its expense, during the period of Baxter’s Commercialization Rights in such country).

(ii)                                  North America.  For North America, Baxter will manufacture and supply clinical prototype batch(es) of the Plasma System, according to such specifications as Cerus may reasonably require and Baxter shall approve, such approval not to be unreasonably withheld. Such specifications shall become the Product Specifications hereunder for such prototype batch(es).  In the event that Cerus requires such prototype batches in any form other than that of the Plasma System products or Components that Baxter is then manufacturing, or in the event that Cerus requires additional validation or qualification activities to enable clinical testing or obtain regulatory approval in any country, Cerus will bear the costs of making such changes or conducting such activities, as further provided in Section 3.4 hereof.  If Cerus ultimately obtains approval to sell the Plasma System in any country in North America, Baxter will supply only Components, including all Components needed to assemble Plasma Sets.  Pursuant to Section 3.4 hereof, Cerus shall bear the cost of adding any capacity to Baxter’s then-existing capacity, as

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needed to meet Cerus’ requirements. It is understood and agreed that Baxter does not have any obligation to manufacture Plasma Systems or components for North America in an FDA-approved facility, unless the Parties separately so agree.

(iii)                               ROW.  For any country or region in the ROW as to which Cerus gains Commercialization Rights, Baxter will manufacture and supply Plasma Systems, so long as such Manufactured Products are the same products that Baxter is manufacturing and supplying for commercial use, and may be manufactured in the same facilities as are used for manufacture of such other products.  Otherwise, such Manufactured Products will be manufactured according to such specifications as Cerus may reasonably require and Baxter shall approve, such approval not to be unreasonably withheld, with Cerus bearing any additional expenses for such changes or associated validation or qualification activities, as provided in Section 2.1(d)(ii), above.  Such specifications shall become the Product Specifications hereunder for such Plasma Systems.  For any ROW countries, Baxter shall, at Cerus’ request and expense, complete “First of Code” manufacture of the Plasma System under this Agreement (if such activity shall not have been previously completed by Baxter, at Baxter’s expense, during the period of Baxter’s Commercialization Rights in such country). Baxter will charge Cerus Baxter’s actual cost of conducting such “First of Code” activities.

(e)                                  RBC System.  Baxter will manufacture and supply the RBC System Components listed on Exhibit B to this Agreement.  It is understood and agreed that Baxter will not have any obligation to provide S-303-filled or glutathione-filled containers, except as provided in the next sentence.  Baxter will provide to Cerus without charge any inventory of RBC System Components that Baxter possesses as a result of the Cooperative Development work under the RBC/FFP Agreement, subject to the condition on Exhibit B, item 5.

(f)                                    Conversion Kits.  It is understood that the current Product Specifications for the Conversion Kit are the specifications in place for the commercial Conversion Kit (also known as preparation set) currently being marketed in Europe.

(i)                                     If Baxter, for any reason, does not supply Conversion Kits to a customer, other than due to unavailability as a consequence of a Force Majeure Event, as defined in Section 9.5 hereof, Baxter will supply the Conversion Kits to Cerus within [ * ] days of Cerus’ order, at a price specified in Section 3.1(b) hereof.

(ii)                                  If Baxter ceases to supply Conversion Kits to customers generally in any country or region where the Platelet System is approved for sale, without limiting any other rights or remedies of Cerus, Baxter will manufacture and supply such Products under this Agreement at a price set forth in Section 3.1(a) hereof.

(iii)                               Baxter will provide Cerus with not less than [ * ] months advance written notice prior to ceasing to make available Conversion Kits to customers.

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(g)                                 To the extent that a third party bears the expense of any new configuration or other change, such expense shall not be considered an additional expense to be borne by Cerus.

Section 2.2                                   Supply Commitment.   During the Initial Term of this Agreement, Baxter shall supply Cerus with [ * ]% of its purchase orders to Baxter for Manufactured Products within the delivery times required under Section 2.4.  During any Extended Term of this Agreement, Baxter will supply Cerus with [ * ]% of its purchase orders to Baxter for Components within the delivery times required under Section 2.4.  Cerus shall purchase Manufactured Products from Baxter as set forth in Section 2.4.   Cerus will not be restricted, however, from purchasing Manufactured Products from third party suppliers, including Baxter’s suppliers, if such products are unavailable from Baxter, or can be purchased from the third-party supplier at lower cost or with superior quality.  In the event that Baxter is unable to supply a component that can be provided by its third party suppliers, then Baxter will arrange for such supplier to provide such component to Cerus.  In addition, Baxter will assist Cerus in making arrangements with third party suppliers to facilitate manufacturing by such third party suppliers of Manufactured Products such that third party manufacturing can be operational prior to the expiration of Baxter’s manufacturing commitments hereunder.  For Components supplied to Baxter by a third party, if Cerus notifies Baxter that Cerus is prepared to acquire a particular Component directly from the third party supplier, and Cerus so requests, Baxter agrees to cooperate with Cerus to effect an assignment to Cerus of such contract (or the portion of such contract concerning such Component).  It is understood that any such assignment must be in accordance with the terms of the third party contract, and may require the consent of the third party supplier.  Baxter agrees to use commercially reasonable efforts to obtain the consent of the third party supplier, if such consent is required.  Baxter, however, will not be obligated to incorporate in a Manufactured Product a Component that has been manufactured by a third party, unless Baxter has consented in advance to do so, which consent will not be unreasonably withheld.

Section 2.3                                   Forecasts.  In order to assist Baxter in its production planning of Manufactured Products for Cerus, Cerus will provide to Baxter on a monthly basis during the Term of this Agreement a rolling [ * ] forecast of which the [ * ] will constitute firm purchase orders.  The initial forecast will be provided at least [ * ] calendar days before the period covered by the forecast.

Section 2.4                                   Purchase Orders.    The firm purchase orders in each rolling forecast will constitute a binding obligation on the part of Cerus to purchase such Manufactured Products regardless of whether Cerus has a need for such Manufactured Products at the time of delivery and such purchase obligation will not be relieved for longer than a [ * ] period on account of any force majeure event that may arise subsequent to the date the purchase order is placed.  Additional firm purchase orders may be made on such form of documentation as Baxter and Cerus agree from time to time, provided that the terms and conditions of this Agreement will be controlling over any terms and conditions included in any purchase order form used in ordering Manufactured Product.  Any term or condition of any purchase order, invoice, packing slip, quotation or other document delivered by either Party incident to the purchases hereunder that is in addition to, different from or contrary to the terms and conditions of this Agreement will be void, unless the Parties otherwise agree by a separate written agreement.

Section 2.5                                   Delivery; Shipment.

(a)                                  All Manufactured Products supplied under this Agreement will be delivered by Baxter’s standard ocean carrier to a single location in each country in the Territory designated by Cerus in writing.  Title and risk of loss passes to Cerus when the Manufactured Product has cleared customs at such designated location.  Invoices covering delivery costs, insurance, freight, import and export duties and taxes shall be issued by Baxter upon receipt confirming customs clearance and paid by Cerus within [ * ] days of invoice date.  Disputed invoices are to be resolved within [ * ] days of the invoice date.  All delivery costs, insurance, freight, import and export duties and taxes will not be included as Cost of Goods.  Baxter shall cause to be delivered all Manufactured Products according to the forecasts.

(b)                                 Baxter shall include a packing list in each shipment of the Manufactured Products providing the following information:  (i) Cerus purchase order number; (ii) Baxter Components Code; (iii) and Quantity. Baxter shall also mail a copy of each packing list to the destination for each shipment at the time of shipment.  Upon request, Baxter shall provide to Cerus a certificate of analysis relative to any shipment.

(c)                                  Baxter shall deliver each Manufactured Product to Cerus within [ * ] months of production.  Baxter shall clearly mark each Manufactured Product with its date of production.

(d)                                 Within [ * ] weeks of customs clearance by Cerus, Cerus will complete an incoming inspection of the Manufactured Products to identity any variations from the Product Specifications or the control plans referenced on the relevant Exhibit to this Agreement or other mutually agreed control plans (each a “Control Plan”), which set forth quality standards for the Manufactured Products.  If the Manufactured Products do not meet the Control Plan or are outside of the Product Specifications then Cerus shall notify Baxter of its rejection of such Manufactured Products.  Baxter will invoice Cerus for the Manufactured Products as described in Section 3.5 of this Agreement.  If Cerus delivers notice to Baxter within such [ * ] week period that Cerus has rejected any shipment, Cerus shall promptly make available to Baxter for examination and testing, at the expense of Baxter, the Manufactured Products in the rejected shipment and Baxter shall, if the Manufactured Products were properly rejected, at Baxter’s expense, either (i) credit Cerus for the amount of such non-conforming Manufacturing Products for which Cerus has previously paid Baxter, or (ii) provide replacement Manufacturing Products that meet the Product Specifications and return such to Cerus as soon as such replacement can be completed.

Section 2.6                                   Warranty.   Each Party represents and warrants to the other as follows:

(a)                                  As of the Effective Date, all corporate action necessary for the authorization,

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execution and delivery of this Agreement by such Party and the performance of its obligations hereunder has been taken;

(b)                                 As of the Effective Date, the execution, delivery and anticipated performance of this Agreement do not violate or conflict with any law applicable to it, any provision of its charter or bylaws, any order or judgment of any court or other agency of government applicable to it or any of its assets or any contractual restriction or provision or agreement or instruction binding on or affecting it or any of its assets;

(c)                                  As of the Effective Date, its obligations hereunder constitute its legal, valid and binding obligations, enforceable in accordance with their respective terms (subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors’ rights generally and subject, as to enforceability, to equitable principles of general application, regardless of whether enforcement is sought in a proceeding in equity or at law); and

(d)                                 To the knowledge of the Parties as of the Effective Date, no consents, waivers, approval or authorizations of any third party, other than the regulatory authorities in other countries in the Territory, are required for such Party to perform any of its obligations under this Agreement.

(e)                                  Baxter expressly represents and warrants that, upon shipment and for a one-year period from the date of production of each Manufactured Product (or for the shelf-life of the Manufactured Product, if such period is longer) (the “Warranty Period”), Manufactured Products manufactured by Baxter or its subcontractors will meet the then-current Product Specifications, conform to the Control Plan, and be free from defects in material, workmanship and title.

(f)                                    Baxter expressly represents and warrants that the manufacture and export of the Manufactured Products by Baxter or its subcontractors will not violate any laws, rules or regulations of the country of export in effect as of the Effective Date.

(g)                                 Baxter expressly represents and warrants that its manufacturing plant used to provide Manufactured Products hereunder will meet the Good Manufacturing Practices (GMP) and standards applicable to the respective parts of the Territory and as required to meet the Product Specifications.

Section 2.7                                   Disclaimer of Warranties.  With respect to the subject matter of this Agreement, the warranties granted in Section 2.6 are exclusive and are offered in LIEU OF ALL IMPLIED OR STATUTORY WARRANTIES (INCLUDING WITHOUT LIMITATION, WARRANTIES AS TO MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, OR ARISING FROM COURSE OF DEALING OR USAGE OF TRADE) or any other express or implied warranties or representations.

Section 2.8                                   Remedies.     If any item manufactured by Baxter or its subcontractors

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shall prove defective in material and/or workmanship, within the Warranty Period, Cerus shall notify Baxter in writing of such defect or noncompliance within [ * ] days of Cerus’ discovery of such defect or noncompliance, and Baxter shall either, at its option, repair or replace said item, excluding normal wear and tear. The Warranty Period for such repaired or replaced item shall be for the longer of (a) the remaining Warranty Period of the original component or [ * ] days. Baxter shall have no responsibility if such item has been improperly stored, installed, operated, maintained, modified and/or repaired by an organization other than Baxter or its subcontractors.  The foregoing shall be Baxter’s sole and exclusive liability and Cerus’ sole and exclusive remedy for any breach of contract action arising out of any such defect, except with respect to the remedies set forth in Section 5.10 and Baxter’s indemnification obligations as set forth in Article 8.

Section 2.9                                   Changes in Manufacturing Location.  Baxter will provide Cerus with at least [ * ] days advance written notice of any change in its manufacturing location and, in any event, will not change any location until the new location is fully-qualified and licensed with each applicable Regulating Group for the manufacture of the Manufactured Products for clinical testing or (as applicable) sale and clinical use in the Territory.

Article 3

Payments; Audit

Section 3.1                                   Compensation for Manufacturing Services.

(a)                                  During the Term of this Agreement as compensation for the Manufacturing Services, Cerus will pay to Baxter or Baxter’s designee, an amount (the “Manufacturing Fee”) equal to (i) [ * ] percent ([ * ]%) of Baxter’s Cost of Goods of the Manufactured Products ordered and purchased by Cerus for commercial use, and (ii) [ * ] percent ([ * ]%) of Baxter’s Cost of Goods of the Manufactured Products ordered and purchased by Cerus for use in clinical or pre-clinical studies in support of regulatory filings.

(b)                                 The price of Conversion Kits supplied to Cerus pursuant to Section 2.1(f)(i) hereof shall be Baxter’s average sales price (“ASP”) for such Conversion Kits, minus the amount of royalty that would have been due to Cerus under Section 9.7(b) of the Restructuring Agreement if such Conversion Kits had been sold by Baxter to the customer.

Section 3.2                                   Cost Calculations.  Baxter represents that the current Cost of Goods for the Platelet System, the current estimated Cost of Goods for the Plasma System, are set forth on Exhibits C and D, respectively, hereto.  The Cost of Goods will vary depending on (a) whether Cerus [ * ] Manufactured Products as provided on such Exhibit; (b) changes to the Product Specification based upon the needs and legal requirements in the Territory; (c) unanticipated supplier costs; and (d) inflation or deflation.  Cost adjustments will be made to reflect the effect of these variables, provided that (x) adjustments due to [ * ] are as described in Exhibits E and F; (y) supplier cost increases are passed to Cerus only if such increase is greater than [ * ] percent

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([ * ]%) per annum, as measured by the [ * ] change in the annual average CPI-U index; and (z) only changes in inflation or deflation resulting in a [ * ] percent ([ * ]%) per annum or greater change will be reflected in an adjustment to the cost of goods.  Future calculations of Baxter’s Cost of Goods shall be made consistent with Baxter’s current practice of computing standard cost of goods, subject to the definition of “Cost of Goods” in Article 1 hereof.  The Cost of Goods will be based upon the local currency in the country in which the Manufactured Product is manufactured.  Any estimates used by Baxter in calculating standard Cost of Goods shall be made reasonably and in good faith.  Upon request by Cerus, Baxter will supply Cerus with a full accounting of Baxter’s Cost of Goods.

Section 3.3                                   Audit.  Cerus shall have the right, through an independent third-party auditor approved by Baxter (which approval shall not be unreasonably withheld), to perform a full audit, on an annual basis and after [ * ] days prior notice, on Baxter records directly associated with or related to the Manufacturing Services or Baxter’s calculation of Cost of Goods.  Any audit shall be conducted during Baxter’s normal business hours.  Prior to commencing any audit, such third-party auditor shall enter into a confidentiality agreement in a form acceptable to Baxter.   Any undisputed overpayment or underpayment of the Manufacturing Fee determined by this Section 3.3 shall be due and payable to the other Party by the Party owing such amount within [ * ] days after notice of such audit finding.  Cerus shall bear the full costs of such audit unless in the event that any audit performed hereunder results in a decrease of [ * ] percent ([ * ]%) or more in the case of Platelet Sets, Plasma Sets and Conversion Kits, or [ * ] percent ([ * ]%) or more in the case of Components, in any Manufacturing Fee due Baxter hereunder, then Baxter shall be obligated to pay such audit costs, but will not be required to reimburse more than [ * ] Dollars ($[ * ]) for any audit except in the case where the adjustment results from fraud or intentional misconduct.  In the event Baxter bears any audit costs hereunder, such costs shall not be incorporated into the calculations for the cost of goods.

Section 3.4                                   Change Requests; Capital Expenditures.  Baxter will make no changes to the Manufactured Products without the prior written approval of Cerus, except where (a) such changes are caused by third-party suppliers and out of Baxter’s control, and (b) such changes would not cause the Manufactured Products to fail to meet any regulatory requirements (“Third Party Changes”).  Baxter shall give Cerus at least [ * ] days notice of all Third Party Changes provided such third party gave sufficient notice to Baxter.  If, due to circumstances beyond Baxter’s control, Baxter is required to qualify a new third-party supplier, it will so notify Cerus, the Parties’ will confer on determination of the new supplier and the terms of the agreement with such supplier, Cerus will bear the expense of Baxter’s qualification of the new supplier.  In the event that Cerus requests any changes to any Product Specifications of the Manufactured Products, Baxter will perform and complete such requests in a timely fashion.  In the event that Cerus requests any changes to Product Specifications to comply with any request, order or instructions by a regulatory authority in any country in the Territory, and such requested changes affect Baxter’s Costs of Goods for the Manufactured Products, then the Costs of Goods will be adjusted and continue to be established as set forth in Section 3.1, and the Manufacturing Fee will be maintained as set forth in Section 3.1(a) hereof.   Baxter will provide Cerus with a

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detailed accounting of any cost change due to the change in Product Specifications under this Section 3.4.  Baxter will not be required to perform any such work until the Parties reach written agreement on the scope of the additional work and the change in Cost of Goods.  Further, any capital expenditure (a) required to meet the changes requested by regulatory authorities or requested by Cerus and (b) used exclusively to provide Manufactured Products to Cerus, will be paid for by Cerus. Any such capital assets paid for by Cerus (“Cerus Assets”) shall be purchased in Cerus’ name and be owned by Cerus.  Baxter shall be liable for all risk of damage to or loss of such Cerus Assets while in the possession or control of Baxter.  Baxter shall tag all such Cerus Assets in its possession or control with appropriate indicators that they are owned by Cerus, and shall ensure that no third party acquires any security interest in the Cerus Assets while they are in the possession of control of Baxter.  All Cerus Assets in the possession or control of Baxter shall be returned to Cerus upon the termination of this Agreement.  Except for costs Cerus has previously expressly agreed to incur in connection with design transfer for relocation of Plasma System manufacturing from [ * ], Baxter will bear all costs of relocation and revalidating manufacturing facilities, unless such relocation and validation is expressly requested by Cerus.  Any costs involved with such relocation will not increase the Cost of Goods to Cerus over the Cost of Goods that was in effect as to manufacture of any Manufactured Product at the previous location.

Section 3.5                                   Payment; Late Payment Charges.  Cerus will pay the Manufacturing Fee, in U.S. Dollars within [ * ] days after the date of Baxter’s invoice, by wire transfer to a bank account designated in writing by Baxter.  Undisputed invoices not timely paid will be subject to a late payment charge of [ * ] percent ([ * ]%) per month, or the highest amount permitted by law, if lower.

Article 4

Term; Termination

Section 4.1                                   Term.

(a)                                  The initial term of this Agreement shall be from the date of execution through December 31, 2008, unless earlier terminated pursuant to Section 4.2 (the “Initial Term”).  Thereafter, Baxter will no longer manufacture Systems for Cerus, but agrees to manufacture Components for Cerus under this Agreement for a term of [ * ] which term will automatically be renewed each year for additional [ * ] terms unless and until either Party terminates the Agreement in accordance with Section 4.2 of this Agreement (the “Extended Term”).  (The Initial Term and the Extended Term are together referred to herein as the “Term.”)

(b)                                 In the event that the parties agree to extend Baxter’s Commercialization Rights beyond December 31, 2008, the Term of this written Agreement will be extended until that date which is thirty-three (33) months after [ * ] of any year (2008, 2010, etc.) in which Baxter has an option (under Section 2.3 of the Restructuring Agreement) to extend its Commercialization Rights into an Extension Period, if Baxter does not exercise such option in accordance with such

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Section.

(c)                                  Notwithstanding the termination dates stated in Section 4.1(a), in the event that Cerus is materially impeded from manufacturing, or having third parties manufacture, Manufactured Products due to patents, know-how or materials, such as plastic sheeting, seals, connectors and sterilization, that have been excluded from the licenses to Cerus under to the License Agreement, Baxter will either (a) continue manufacture of the specific items whose manufacture is impeded by such excluded rights for so long as Cerus requires such items, or (b) expand the license under the License Agreement so as to eliminate such impediment.  In addition, if Baxter has, or enters into, commitments with third parties to manufacture any Manufactured Products for such third parties, and the period of Baxter’s commitment to the third party extends beyond the termination dates stated above, then the Initial Term or Extended Term, as the case may be, with respect to Manufactured Products sourced from the same manufacturing plant as that used to supply the third party, will be extended so as to be co-terminus with the termination date of the commitments to the third party.

(d)                                 Notwithstanding the termination dates stated above, in the event that Cerus terminates the Platelet Agreement and/or the RBC/FFP Agreement for failure by Baxter to perform its obligations thereunder, this Agreement shall terminate thirty-three (33) months after such termination of such other agreement(s) (but not before December 31, 2008), except as further extended pursuant to Section 4.1(b) hereof.

(e)                                  Notwithstanding any other provision hereof, it shall be a precondition to termination of Baxter’s obligations under this Agreement that Baxter shall have furnished to Cerus all information to be provided under this Agreement and the Licensed Materials to be provided under the License Agreement at least thirty-three (33) months prior to such termination.  This provision is not intended to relieve Baxter from any obligation stated herein or in the License Agreement to furnish to Cerus information and Licensed Materials sooner than such time.

Section 4.2                                   Termination.  This Agreement may be terminated as follows:

(a)                                  by Baxter and Cerus upon their mutual agreement;

(b)                                 by Baxter upon a Fundamental Breach; as used herein a “Fundamental Breach” is:

(i)                                     failure by Cerus to perform its obligations under Section 8.1 of this Agreement that is not cured within [ * ] days after notice from Baxter or Cerus to Cerus of such failure; provided, however, that this Section 4.2(b) shall apply only if the amount unpaid exceeds [ * ] U.S. dollars (U.S.$ [ * ]);

(ii)                                  failure by Cerus to make any payment to Baxter under this Agreement (other than a de minimis payment) following repeated previous payment failures or delays, evidencing a

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conscious disregard by Cerus of its payment obligations to Baxter, and following a written notice to Cerus from Baxter that further payment failures will or could result in termination;

(c)                                  by Cerus upon a material breach of this Agreement by the other Party, provided, however, the breaching Party shall be entitled to written notice of such breach and [ * ] days to cure such breach (or such longer period as may be necessary if the breaching Party has commenced curing such breach and is diligently proceeding to cure such breach) before the Agreement may be terminated;

(d)                                 by Baxter or Cerus with written notice to take effect immediately upon receipt thereof by the other Party in the event that the Party receiving notice has filed for bankruptcy or is adjudged insolvent or has made an assignment for the benefit of creditors, or a receiver is appointed for its business or a voluntary or involuntary petition of bankruptcy is filed, or proceedings for the reorganization of the Party are instituted;

(e)                                  automatically in the event of termination of the License Agreement;

(f)                                    by either Party during the Extended Term at any time with [ * ] months prior written notice to the other Party, subject, however to Section 4.1(b) hereof;

(g)                                 by Cerus with [ * ] months prior written notice to Baxter, for any reason.

(h)                                 by Baxter upon the occurrence of a “Fundamental Breach” under the License Agreement, as that term is defined therein.

Section 4.3                                   Survival.        The following provisions of this Agreement will survive any expiration or earlier termination of this Agreement: Sections 2.6, 2.7, 2.8, 3.3, 4.1, 4.3, 5.2, 5.3, 5.4, 5.5, 5.6, 5.7, 5.10, 6.1, 6.4 6.5 and Articles 7, 8 and 9.

Article 5

Recordkeeping; Audits; Recalls

Section 5.1                                   Manufacturing Quality.     Baxter shall perform the obligations ascribed to Baxter in Exhibit E (including Exhibits E-1 and E-2) (the “Quality Obligations”). If Cerus desires to change the Quality Obligations, such changes shall be subject to mutual agreement by both parties and may require additional compensation to Baxter for meeting such changes. All Manufactured Products shall meet the Product Specifications and shall be subjected to quality control inspections by Baxter in accordance with Baxter’s quality control standards and system.

Section 5.2                                   Record Keeping.      Baxter will maintain the Design History File for the process by which the Manufactured Products are produced and the Components Master Record and a Components History Record as described in the Quality Obligations. Cerus may have access to the Manufactured Products Master Record and Components History Record when

necessary for purposes of audit.   Baxter shall continue to maintain the Manufactured Products Master Record and Components History Record consistent with Baxter’s record retention policy and in accordance with regulatory requirements.

Section 5.3                                   Customer Complaints.      In the event that any party receives any complaint regarding the Products that may be caused by the Manufactured Products provided under this Agreement, it shall notify the other parties promptly.  Baxter will assist Cerus by investigating the portion of these complaints relating to the Manufactured Products and responding to Cerus in writing.  Cerus will make an evaluation of each complaint it receives and will conduct all follow-up and communication which it deems appropriate. Cerus shall provide Baxter with notice of any communications to the Regulating Groups that refers to Baxter and copies of all such communication (redacted to protect any Cerus proprietary information).

Section 5.4                                   Quality Audits.       Baxter shall permit Cerus to review periodically Baxter’s production and quality control procedures and records and to visit Baxter’s facilities with reasonable frequency and at reasonable times, not to exceed once in any twelve (12) month period per facility, (with a representative of Baxter present) in order to assure satisfaction of the Quality Obligations.

Section 5.5                                   Government Inspections.  Each Party will promptly inform the other of any inspection by regulatory authority in a country in the Territory that has authority or jurisdiction over the Manufactured Products, whether relating to its development, manufacture, marketing and commercialization, handling, storage, transportation, destruction, or otherwise (“Regulating Groups”), related to the Manufactured Products, or the facilities used to produce, test, or package the same.  A copy of all observations and all warning letters concerning the production and distribution of the Manufactured Products, and any related correspondence, will be promptly provided by each Party to the other.  The Parties will assist each other in responding to any warning letters, but the final responsibility to respond to such matters will be that of the Party to whom such Regulating Group directed the inquiry or act.  The party responsible for the non-compliance will remedy any non-compliance in a timely fashion.  The provisions of this Section 5.5 (i.e. concerning notification, furnishing of documents and assistance) will apply with respect to communications to or from any Regulating Group regarding regulatory submissions for Manufactured Products.

Section 5.6                                   Adverse Information. Each Party will promptly notify the other Party following receipt of any information, including but not limited to any problems regarding the Manufactured Products or any information regarding any threatened or pending action by any Regulating Group that might affect the production or marketing of the Manufactured Products.  Promptly upon receipt of such notice, the Parties will consult with each other in an effort to arrive at a mutually acceptable procedure for taking appropriate action; provided, however, that nothing contained herein will be construed as restricting the right of either Party to make a timely report of such matter to any Regulating Group or take other action that it deems to be appropriate or required by applicable law or regulation.

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Section 5.7                                   Communications with Regulating Groups.  In the event of any communication from or to any Regulating Groups in connection with the Manufactured Products (collectively, the “Communications”), Baxter and Cerus will promptly notify each other of such Communications and provide a copy of such Communications, which may be redacted to limit to information pertinent to Manufactured Products, and before taking action with such Regulating Group, will discuss and use reasonable efforts to agree on (i) which Party should respond to Communications received; and (ii) which individuals need to collaborate on a response to Communications received.  Notwithstanding the foregoing, changes to the Manufactured Products shall be made only in accordance with Section 3.4.

Section 5.8                                   Product Labels and Labeling.  Cerus will create and proof label and labeling copy based on the label and labeling copy approved under the regulatory submissions for the Manufactured Product.  Cerus will approve final labeling specifications and Baxter will be responsible for printing the label and labeling copy approved by Cerus.  After the final labels and labeling have been printed, Cerus will receive samples of Product bearing such labels and labeling.

Section 5.9                                   Complaints and Adverse Experience Reports.  Cerus will be solely responsible for the reporting of adverse experiences known to Cerus with respect to the Manufactured Products sold by Cerus and its majority-owned or controlled affiliates in the Territory to all Regulating Groups to the extent required by applicable law.  Cerus shall include provisions in its contracts with its distributors and sublicensees obligating them to report such adverse experiences to Cerus.  Cerus will copy Baxter on such reports and communications.  Baxter shall promptly notify Cerus of any adverse effect on the human body caused by the Manufactured Products upon learning of such adverse effect.

Section 5.10                            Product Recalls.

(a)                                  By Cerus.  In the event Cerus shall be required to recall any Manufactured Product because such Manufactured Product may violate laws or regulations of any applicable government or agency in the Territory or may not comply with the Product Specifications, or in the event that Cerus elects to institute a voluntary recall, Cerus shall be responsible for coordinating such recall.  Cerus promptly shall notify Baxter if any Manufactured Product sold by Cerus in the Territory is the subject of a recall and provide Baxter with a copy of all documents relating to such recall, subject to any confidentiality agreements with third parties.  Baxter shall cooperate with Cerus in connection with any recall. Except to the extent such recall is caused by defective Manufactured Product or the negligence or willful misconduct of Baxter or by Baxter’s breach of its warranties under this Agreement, Cerus shall bear all of the costs and expenses of such recall.  In the event a recall, product withdrawal or field correction is necessary because of defective Manufactured Product, negligence or willful misconduct of Baxter or by Baxter’s breach of its warranties under this Agreement, Baxter will bear all reasonable costs associated with such recall, product withdrawal or field correction, provided, however, in no

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event shall Baxter’s liability for costs associated with such recall, product withdrawal or field correction exceed the purchase price paid to Baxter by Cerus for the Manufactured Product which is the subject of such recall, product withdrawal or field correction, plus the cost of any shipping related to such recall, product correction or field correction.  Any costs incurred by Baxter under this Section 5.10(a) will not be included in the calculation of the Cost of Goods.  Except as required by law, Cerus shall not, in any of its contracts with its customers, offer any reimbursement for the cost or value of any blood products which may be rendered unusable as a result of any defect in any Manufactured Product.  Baxter will not reimburse Cerus for any such cost or value of blood products rendered unusable as a result of any defect in any Manufactured Product.

(b)                                 By Baxter.  Baxter reserves the right to recall any Manufactured Product that is marketed under the “Baxter” label if it determines, after consultation with Cerus, that such Manufactured Product may violate laws or regulations of any applicable government or agency in the Territory or may not comply with the Product Specifications.  In such event, Baxter shall be responsible for coordinating such recall.  Baxter will bear all costs associated with such recall, product withdrawal or field correction, except to the extent such recall results from the negligence or willful misconduct of Cerus, in which cases the parties will share the expense of the recall in proportion to their respective fault in the occurrence of the defect giving rise to the recall.  Any costs incurred by Baxter under this Section 5.10(b) will not be included in the calculation of the Cost of Goods.

Article 6

Additional Covenants

Section 6.1.                                Acquisition of Residual Inventory.  Upon the expiration or termination of this Agreement, Cerus shall purchase all existing inventory of Manufactured Products and Components, including work in process and raw materials to the extent specifically identified for Cerus and, to the extent not deemed obsolete.  Notwithstanding the foregoing, Cerus shall have no obligation to purchase any such inventory to the extent that it exceeds Cerus’ forecasted requirements for the four-month period after such expiration or termination, unless otherwise agreed in writing by the Parties.

Section 6.2                                   Technology Transfer and Technical Assistance.   Subject to the terms and conditions of the License Agreement and the Restructuring Agreement, Baxter shall promptly transfer to Cerus all technical information pertaining to the manufacturing and quality testing of the Manufactured Products (including without limitation, Bills of Materials, SOPs for manufacturing quality assurance and quality control, design history files and batch records, and including HUD, CER, etc. documents, technical reports and regulatory submissions) and provide to Cerus technical experts to assist, consult and cooperate with technical personnel of Cerus or its manufacturing sublicensee in the design, production, inspection and maintenance of the Manufactured Products.  Cerus may make requests for technical assistance during the Term of this Agreement, however, not to exceed two such requests a calendar year and one such request

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for each manufacturing change Baxter may introduce.  Cerus has the rights to use such information provided by Baxter in accordance with the terms of the License Agreement.  Cerus shall pay the reasonable traveling, living and other related expenses of such technicians of Baxter as agreed between the Parties, and Cerus shall pay for such services on an hourly rate (excluding travel time) equal to $ [ * ] (US) per day per person.  Baxter shall arrange at the request of Cerus for the visit of Cerus’ technical personnel to the offices or plants or any other facilities of Baxter for the study of manufacturing processes, practices, testing shipment and know-how used by Baxter in the manufacture of the Manufactured Products as provided for under the License Agreement.  In no event will Baxter technicians be expected to meet or travel for Cerus to a country for which the U.S. Department of State has issued a travel advisory recommending U.S. citizens leave or avoid traveling to such country at that time.

Section 6.3                                   Compliance with Laws.  Each Party will comply with all applicable laws, rules, ordinances and regulations of any governmental entity or regulatory agency governing the Manufacturing Services to be provided hereunder.  No Party will take any action in violation of any applicable law, rule, ordinance or regulation that could result in liability being imposed on the other Party.  Baxter will comply at all times with then current ISO standards and then current Good Manufacturing Practices (cGMP) and maintain related certification.

Section 6.4                                   Relationship of the Parties.  Baxter shall and will remain at all times an independent contractor of Cerus in the performance of all Manufacturing Services hereunder.  In all matters relating to this Agreement, each Party hereto will be solely responsible for the acts of its employees and agents, and employees or agents of one Party shall not be considered employees or agents of the other Party.  No Party will have any right, power or authority to create any obligation, express or implied, on behalf of any other Party nor shall either Party act or represent or hold itself out as having authority to act as an agent or partner of the other Party, or in any way bind or commit the other Party to any obligations.  Nothing in this Agreement is intended to create or constitute a joint venture, partnership, agency, trust or other association of any kind between the parties or persons referred to herein.

Section 6.5                                   Purchase of Equipment; Leasing of Facilities.  Upon termination of Baxter’s obligations under this Agreement, Cerus may elect to purchase any equipment, instruments, tools, ties and molds dedicated to the manufacturing of the Manufactured Products at Baxter’s net book value of such items. Cerus may also elect to lease from Baxter those portions of facilities dedicated to the manufacturing of the Manufactured Products; provided, however, that if Baxter intends to close down such facility in its entirety, Baxter will so notify Cerus at the time that Baxter provides its termination notice or at the relevant [ * ] date referred to in Section 4.1(b) hereof in the event of Baxter’s non-exercise of its option to extend, in which case Baxter shall not be required to lease any portion of such facilities to Cerus.

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Article 7

Confidentiality

Section 7.1                                   Confidential Information.  All information and materials containing information provided by any Party to another relating to this Agreement, including but not limited to customer requirements, lists, preferences and methods of operation, the technology, any know-how, data, process, or technique of any Party relating to such Party’s products, and any research project, work in process, future development, scientific, engineering, or manufacturing information, know-how, designs, drawings, management information reports and other computer-generated reports, financial information, pricing policies and details, details of contracts, operational methods, plans or strategies, business acquisition plans, and the business affairs of such Party, whether in oral, graphic or written form, as the case may be, are and shall be treated as confidential, provided such information and materials are clearly marked as “confidential” and, if verbal, are specified as “confidential” at the time of disclosure and reduced to writing and marked “confidential” within thirty (30) days after disclosure (“Confidential Information”).  Among other things, Confidential Information shall include confidential or proprietary information or materials of third parties and the Parties’ respective affiliates, that are in the possession of one of the Parties and provided pursuant to this Agreement.  It is understood and agreed that the Systems have been co-developed by Cerus, which may disclose or use information concerning the Systems as it deems appropriate in the exercise of its rights under this Agreement; provided that information concerning Baxter’s proprietary plastics formulations and radio frequency heat sealing processes shall remain the Confidential Information of Baxter.

Section 7.2                                   Obligations.  Except as expressly authorized by prior written consent of the disclosing Party, the receiving Party shall:

(a)                                  limit access to any Confidential Information of the disclosing Party received by it to its, its affiliates’, sublicensees’ and distributors’ employees, agents, representatives, and consultants who have a need-to-know in connection with this Agreement and the rights and obligations of the Parties hereunder, and who are under appropriate non-use and non-disclosure restrictions which are at least as restrictive as those set forth herein;

(b)                                 safeguard all Confidential Information of the disclosing Party received using a reasonable degree of care, but not less than that degree of care used by the receiving Party in safeguarding its own similar information or material; and

(c)                                  use the Confidential Information of the disclosing Party only for the purposes and in connection with the performance of such Party’s obligations set forth in this Agreement.

Section 7.3                                   Exceptions to Confidentiality.  Notwithstanding Section 7.2, the Parties’ obligations of confidentiality and non-use shall not apply to any particular information or materials that the receiving Party can demonstrate:

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(a)                                  was, at the time of disclosure to it, in the public domain;

(b)                                 after disclosure to it, is published or otherwise becomes part of the public domain through no fault of the receiving Party;

(c)                                  was received after disclosure to it from a third party who had a lawful right to disclose such information or materials to it;

(d)                                 was required to be disclosed to any regulatory body having jurisdiction over the receiving Party or any of its respective affiliates, sublicensees or customers;

(e)                                  that disclosure is necessary by reason of applicable legal, accounting or regulatory requirements beyond the reasonable control of the receiving Party; or

(f)                                    is subsequently developed by the receiving Party independently of the information received from the disclosing Party.

In the case of any disclosure pursuant to Sections 7.3(d) or 7.3(e), to the extent practical, the receiving Party shall notify the disclosing Party in advance of the required disclosure and shall use commercially reasonable efforts to assist the disclosing Party in obtaining a protective order, if available, covering such disclosure.  If such a protective order is obtained, such information and materials shall continue to be deemed to be Confidential Information.

Notwithstanding Section 7.2. Cerus shall have the right to disclose Confidential Information of Baxter to its attorneys, accountants, actual or potential sources of financing, and actual or potential investors or acquirers under appropriate non-use and non-disclosure restrictions which are at least as restrictive as those set forth herein.

Section 7.4                                   Use of Certain Information.  Except as otherwise set forth in this Agreement or the Trademark License Agreement, entered into concurrently herewith, no Party shall, without the appropriate Party’s prior written consent, use the names, service marks or trademarks of another Party as trademarks or use such names, service marks or trademarks to suggest any affiliation, sponsorship, endorsement or recommendation.  All employees, agents, representatives and consultants of each Party and its Affiliates and sublicensees shall be required to comply with the terms of this Section 6, and each Party, as applicable, shall be responsible for any breach thereof and the performance or non-performance of each such party.

Section 7.5                                   No Publicity.  Except as required by law, no Party shall originate any news release or other public announcement relating to this Agreement or the terms hereof without the prior written approval of the other Party; provided, however that any Party to this Agreement may provide public information concerning this transaction to the extent necessary or appropriate to comply with applicable securities laws and/or customary corporate communications processes.

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7.6                               Equitable Remedies.  Each Party acknowledges that if it, its Affiliates or their respective employees, agents, representatives, or consultants breach (or attempt to breach) the obligations set forth in this Article 6, the other Party will suffer immediate and irreparable harm, it being acknowledged that legal remedies are inadequate.  Accordingly, if a court of competent jurisdiction should find that any such Party has breached (or attempted to breach) any such obligations, such Party shall not oppose the entry of an appropriate order compelling performance by such Party and restraining it from any further breaches (or attempted breaches).

Article 8

Indemnification; Insurance; Liability Limitation

Section 8.1                                   Indemnification.

(a)                                  Intellectual Property Indemnification by Baxter.  Baxter will indemnify, defend and hold harmless Cerus and its Affiliates, and their respective officers, directors, agents, and employees  (collectively, with respect to Cerus, the “Indemnified Parties”) from and against any Damages arising out of or relating to any claim from any third party that Baxter’s plastics, subassemblies, such as bags, tubing and connectors, or manufacturing or packaging processes for the Manufactured Products infringe, misappropriate or violate any Patent, copyright, trade secret, confidential information or other intellectual property of any third party.

(b)                                 Exceptions to Baxter Intellectual Property Indemnification.  Baxter shall have no indemnification obligations under Section 8.1(a) with respect to any infringement relating to:

(i)                                     any infringement due to any specification that is different than the Product Specifications and such infringement would not have existed but for the difference between the specifications and the Product Specifications or due to the failure of the Manufactured Products to meet the Product Specifications;

(ii)                                  Cerus’ direction, without Baxter’s approval, to any Person to use the Manufactured Products in a manner contrary to label copy approved by Baxter of the Manufactured Products for the inactivation of pathogens in blood products and the infringement is caused by such contrary use; or

(iii)                               the combination, incorporation or use of any Manufactured Products by Cerus with Cerus’ or any third party’s product(s), or the use of such combined or incorporated Manufactured Products by Cerus’ customers, if such infringement would not have existed but for such combination or incorporation of the Manufactured Products by Cerus with or into any such Cerus product or any other third party product, or the use of such combined or incorporated product by Cerus’ customers, except for combinations, incorporations or use specified by Baxter for use of the Manufactured Products.

(c)                                  Intellectual Property Indemnification by Cerus.  Cerus will indemnify, defend

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and hold harmless Baxter and its Affiliates, and their respective officers, directors, agents, and employees  (collectively, with respect to Baxter, the “Indemnified Parties”) from and against any Damages arising out of or relating to any claim from any third party that Cerus’ proprietary amotosalen (S-59) or S-303 compounds, or any design change or specification not approved by Baxter, infringes, misappropriates or violates any Patent, copyright, trademark, trade secret, confidential information or other intellectual property right of any third party (provided that such design change or specification is different than the Product Specifications and such infringement, misappropriation or violation would not have existed but for the difference between the specifications and the Product Specifications).

(d)                                 Other Indemnification by Baxter. Baxter will indemnify, defend and hold harmless Cerus and its Affiliates, and their respective officers, directors, agents, and employees  (collectively, with respect to Cerus, the “Indemnified Parties”) from and against any Damages arising out of or relating to any claim from any third party that defective Manufactured Product, negligence or willful misconduct of Baxter, or acts or omissions of Baxter that would constitute a Breach, have created Liabilities to the third party.

(e)                                  Other Indemnification by Cerus.  Cerus will indemnify, defend and hold harmless Baxter and its Affiliates, and their respective officers, directors, agents, and employees  (collectively, with respect to Baxter, the “Indemnified Parties”) from and against any Damages arising out of or relating to any claim from any third party (other than claims of infringement of Patent, copyright, trademark, trade secret, confidential information or other intellectual property right) that Cerus’ or its distributors’, resellers’ or Affiliates’ sale, offer for sale, import, manufacture, use or distribution of Manufactured Products, or use of such Manufactured Products by customers of Cerus, has created Liabilities to the third party; except to the extent the claim is encompassed within Baxter’s obligation to indemnify pursuant to Section 8.1(d), above.

Section 8.2                                   Procedure for Indemnification - Third Party Claims.

(a)                                  Promptly after receipt by an Indemnified Party of notice of the commencement of any Proceeding against it, the Indemnified Party shall notify the other Parties obligated to indemnify such Indemnified Party (the “Indemnifying Party”) of the commencement of the claim.

(b)                                 If any Proceeding referred to in Section 8.2(a) is brought against an Indemnified Party and it gives notice to the Indemnifying Party of the commencement of the Proceeding, the Indemnifying Party shall, upon written notice given within thirty (30) days after the Indemnified Party’s notice is given, be entitled to assume the defense of the Proceeding.  If the Indemnifying Party elects to assume the defense of a Proceeding, the Indemnified Party shall turn the Proceeding over to the Indemnifying Party, who shall, at its own expense, assume the defense of the Proceeding and the Indemnified Party shall have the right (but not the obligation) to participate, at its own expense, in the defense thereof by counsel of its own choice, and shall cooperate with and assist the Indemnifying Party in connection with the defense or contest, but the Indemnifying Party shall retain control thereof and have final authority to determine all

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matters in connection therewith.  Notwithstanding the foregoing, (i) the Indemnifying Party shall have the right to control the defense, litigation and settlement of the action only if the Indemnifying Party has agreed in writing to be responsible for all costs, expenses, judgments and liabilities connected with the claim, (ii) the Indemnifying Party shall not enter into any settlement of any Proceeding unless such settlement is contingent upon obtaining a general release in form and substance acceptable to the Indemnified Party releasing the Indemnified Party from all Liabilities in such Proceeding, and (iii) the Indemnifying Party shall not enter into any settlement of any Proceeding if such settlement grants any injunctive or equitable relief unless the Indemnified Party has consented in writing to such settlement.

Section 8.3                                   Definitions.

As used herein, a “Breach” shall mean a breach of a covenant, obligation or other provision of this Agreement, and such breach will be deemed to have occurred if there is or has been one or more misstatements or inaccuracies in, or one or more failures to perform or comply with, any representation, warranty, covenant, obligation or other provision of this Agreement.

As used herein, “Damages” shall mean all Liabilities, obligations, losses, damages, deficiencies, assessments, judgments, costs, expenses (including, without limitation, reasonable attorneys’ fees and costs and expenses incurred in investigating, preparing, defending against or prosecuting any Proceeding).

As used herein, “Liabilities” means any debts, obligations, duties or liabilities of any nature, whether known or unknown, and whether accrued, contingent or otherwise.

As used herein, “Proceeding” means any third-party action, arbitration, audit, hearing, investigation, litigation or suit (whether civil, criminal, administrative, investigative or informal) commenced, brought, conducted or heard by or before, or otherwise involving, any governmental body or arbitrator.

Section 8.4                                   Baxter Insurance.  Baxter shall carry appropriate levels of insurance coverage consistent with its commercially reasonable business practices.

Section 8.5                                   Cerus Insurance.  Cerus shall carry appropriate levels of insurance coverage consistent with its commercially reasonable business practices.

Section 8.6                                   Limitation on Liability.  In no event shall any Party be liable for incidental or consequential damages regardless of whether such Party shall be advised, shall have other reason to know, or in fact shall know of the foregoing, in excess of [ * ] U.S. dollars (U.S. $[ * ]) in the aggregate under this Agreement.

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Article 9

Miscellaneous

Section 9.1                                   Governing Law.  This Agreement shall be governed by and construed in accordance with the internal laws of the State of Illinois.

Section 9.2                                   Assignment and Delegation.

(a)                                  No Assignments Except as Permitted. No Party may assign any of its rights under this Agreement other than assignments to a Permitted Assignee, except with the prior written consent of the other Party. That Party shall not unreasonably withhold its consent. “Permitted Assignees” include an Affiliate of the assigning Party and a third party to whom the assigning Party transfers substantially all of the products, business and services to which this Agreement relates and who assumes all obligations of the assigning party under this Agreement and has the capability to perform such obligations. All other assignments of rights are prohibited under this subsection, whether they are voluntary or involuntary, by merger, consolidation, dissolution, operation of law, or any other manner. For purposes of this Section, (i) a “change of control” is deemed an assignment of rights; and (ii) “merger” refers to any merger in which a Party participates, regardless of whether it is the surviving or disappearing corporation.

(b)                                 No Delegations. No Party may delegate any performance under this Agreement.

(c)                                  Ramifications of Purported Assignment or Delegation. Any purported assignment of rights or delegation of performance in violation of this Section is void.

Section 9.3                                   Successors and Assigns.  This Agreement inures to the benefit of, and is binding upon, the successors and  assigns of the Parties hereto.

Section 9.4                                   Entire Agreement; Amendments.  This Agreement, the Restructuring Agreement and the Concurrent Agreements contain the entire understanding of the Parties with regard to the subject matter contained herein and thereon, and supersede all prior agreements or understandings between Cerus and Baxter with respect to the subject matter of this Agreement, the Restructuring Agreement and the Concurrent Agreements.  This Agreement will not be amended, modified or supplemented except by a written instrument signed by an authorized representative of each of the Parties.

Section 9.5                                   Force Majeure.  Neither Party will be deemed in default if delayed or prevented from performing its obligations under this Agreement, in whole or in part, due to an act of God, fire, flood, explosion, civil disorder, strike, lockout or other labor trouble, material shortages of utilities, equipment, materials or facilities, delay in transportation, breakdown or accident, riot, war, terrorist attack or other cause beyond its control (a “Force Majeure Event”); provided that it shall resume full performance of this Agreement as soon as practicable following the conclusion of the Force Majeure Event.

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Section 9.6                                   Interpretation; No Strict Construction.  Article titles and headings to Sections herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.  The language used in this Agreement shall be deemed to be the language chosen by the Parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any Party hereto.

Section 9.7                                   Partial Invalidity. If any provision of this Agreement, or the application thereof, is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the provisions of this Agreement will in no way be effected, impaired or invalidated, and to the extent permitted by applicable law, any such provision will be restricted in applicability or reformed to the minimum extent required for such provision to be enforceable.

Section 9.8                                   No Third Party Beneficiary.  This Agreement will not confer any rights or remedies on any person other than the Parties hereto and their respective successors and permitted assigns.

Section 9.9                                   Counterparts.  This Agreement may be executed in one or more counterparts (and by facsimile), all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other parties.

Section 9.10                            Notices.  Wherever under this Agreement one Party is required or permitted to give written notice to the other, such notice will be deemed given if made in accordance with the terms of the License Agreement.

Section 9.11                            Nonwaiver.  No alleged waiver, modification or amendment to this Agreement shall be effective against either Party hereto, unless in writing, signed by the Party against which such waiver, modification or amendment is asserted, and referring specifically to the provision hereof alleged to be waived, modified or amended.  The failure or delay of either Party to insist upon the other Party’s strict performance of the provisions in this Agreement or to exercise in any respect any right, power, privilege, or remedy provided for under this Agreement shall not operate as a waiver or relinquishment thereof, nor shall any single or partial exercise of any right, power, privilege or remedy preclude other or further exercise thereof, or the exercise of any other right, power, privilege, or remedy; provided, however, that the obligations and duties of either Party with respect to the performance of any term or condition in this Agreement shall continue in full force and effect.

Section 9.12                            Alternative Dispute Resolution.  The Parties will attempt to settle any claim or controversy arising out of this Agreement through good faith negotiations and in the spirit of mutual cooperation.  Any issues that cannot be resolved will be referred to a senior management representative from each of the Parties who has the authority to resolve the dispute.  In the event such senior management representatives cannot resolve the dispute, the dispute will be submitted to binding arbitration for resolution.  Any such proceedings shall be conducted at the place of the principal office of the respondent in accordance with Commercial Arbitration Rules of the American Arbitration Association (“AAA”).  Any such proceedings shall be

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conducted at the place of the principal office of the respondent in accordance with the Commercial Arbitration Rules of the American Arbitration Association (“AAA”).  Any such dispute or controversy shall be arbitrated before a single arbitrator selected in accordance with the rules of the AAA.  The arbitrator’s decision shall be final and binding upon the parties.  The parties shall be entitled to full discovery in any such arbitration.  Each party shall bear one half of the cost of such arbitration, unless the arbitrator otherwise allocates such costs.  Judgment on the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof.  Nothing in this Section will prevent either Party from resorting to judicial process if injunctive relief from a court is necessary to prevent serious and irreparable injury to one Party or to others.

Section 9.13                            Joint and Several Liability.  BHSA and BHC’s obligations and liability under this Agreement shall be joint and several, including without limitation, with respect to each such party’s indemnification obligations under Article 8.

Section 9.14                            Availability of Injunction.  Baxter and Cerus agree that any breach, or threatened breach, of this Agreement by one Party could cause irreparable damage to the other Party.  The Parties agree that, in the event of such breach, or threatened breach, the Parties shall have, in addition to any and all remedies of law, the right to an injunction, specific performance as well as all other equitable relief to prevent the violation of any obligations hereunder without the necessity of any proof of actual damages or the posting of a bond or other security.  The Parties further agree that any action pursuant to this Section can and shall be brought in the state or federal courts located in Chicago, Illinois or San Francisco, California.  The Parties hereby consent to the jurisdiction of such state or federal courts over such disputes and hereby waive and agree not to raise any and all defenses to the exercise of jurisdiction by such state or federal courts, including without limitation, personal jurisdiction, improper venue and forum non conveniens.

{Signature Page to Follow}

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized representatives as of the date and year first set forth above.

BAXTER HEALTHCARE CORPORATION		BAXTER HEALTHCARE S. A.

By:	/s/ John Greisch	By:	/s/ U. Eisenring

Name:	John Greisch	Name:	U. Eisenring

Title:	Corporate Vice President and CFO	Title:	Corporate Counsel, Baxter Healthcare

		By:	/s/ B. Lenzlinger

		Name:	B. Lenzlinger

		Title:	Finance Director

CERUS CORPORATION

By:	/s/ Claes Glassell

Name:	Claes Glassell

Title:	President and CEO

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S-1

EXHIBIT A

Product Specifications and Control Plan Requirements

Platelet System

Baxter will manufacture all Manufactured Products in accordance with the specifications and plans in Product Control Specifications, Bills of Materials, Manufacturing Process Flows, Manufacturing Plans, Control Plans and Procedures related to the Manufactured Products, including the following:

•                  Product Control Specifications

[ * ]	[ * ]
[ * ]	[ * ]
[ * ]	[ * ]
[ * ]	[ * ]

•                  Bills of Materials

[ * ]	[ * ]
[ * ]	[ * ]
[ * ]	[ * ]
[ * ]	[ * ]
[ * ]	[ * ]
[ * ]	[ * ]
[ * ]	[ * ]
[ * ]	[ * ]
[ * ]	[ * ]
[ * ]	[ * ]
[ * ]	[ * ]

•                  Manufacturing Process Flows

[ * ]	[ * ]
[ * ]	[ * ]
[ * ]	[ * ]
[ * ]	[ * ]
[ * ]	[ * ]

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•                  Manufacturing Control Plans

[ * ]	[ * ]
[ * ]	[ * ]
[ * ]	[ * ]
[ * ]	[ * ]
[ * ]	[ * ]
[ * ]	[ * ]
[ * ]	[ * ]
[ * ]	[ * ]

•                  Illuminator Plans

[ * ]

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EXHIBIT B

RBC Components

[ * ]

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EXHIBIT C

Standard Cost of Goods for Platelet System

PLATELET KIT COST ESTIMATE:
Volume Assumptions	[ * ]	[ * ]
Unit cost in €	[ * ]	[ * ]

MATERIAL	[ * ]	[ * ]

LABOR	[ * ]	[ * ]

OVH	[ * ]	[ * ]

C/LOSS	[ * ]	[ * ]

TOTAL COST IN €	[ * ]	[ * ]

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EXHIBIT D

Estimated Standard Cost of Goods for Plasma System

PLASMA KIT COST ESTIMATE:

Volume Assumptions	[ * ]	[ * ]
Unit cost in €	[ * ]	[ * ]

MATERIAL	[ * ]	[ * ]

LABOR	[ * ]	[ * ]

OVH	[ * ]	[ * ]

C/LOSS	[ * ]	[ * ]

TOTAL COST IN €	[ * ]	[ * ]

Assumptions relating to Exhibits C and D:

1. Cost estimates as of 1/05 in EUROs

2. Platelets reflects materials cost increase per [ * ] budget

3. Future materials cost increase estimated at [ * ]

4. Platforms costed as standalone volumes

5. Reflects current FlowCAD cost of [ * ] (no investment [ * ])

6. Reflects reduction in equipment depreciation in outer years

7. Potential future cost improvement opportunities:

- [ * ]

- [ * ]

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EXHIBIT E

Quality Obligations

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EXHIBIT E-1

Quality Obligations for Medical Devices

It is the intent of this agreement to establish a joint commitment to quality and reliability between Cerus Corporation and Baxter Healthcare Corporation as a supplier/contract manufacturer.

To ensure the successful delivery of Cerus’ quality requirements and to meet regulatory commitments, Cerus Corporation and Baxter Healthcare Corporation shall collaborate to ensure a quality product and robust development of medical devices as follows:

Cerus Responsibilities

For the purchase of products referred to by this contract, Cerus Corporation agrees to provide:

•                                          Product specifications

•                                          Timely response to change requests submitted by Baxter Healthcare Corporation

•                                          Feedback from any complaints received by Cerus to Baxter

Baxter Supplier Responsibilities

For the manufacture of medical device products referred to by this contract, Baxter shall be responsible for the following deliverables per Baxter practices:

•                                          Manufacturing and control under ISO 9001, including design control.

•                                          Manufacturing information suitable for Chemistry Manufacturing and Control (CMC) section submissions, including process, controls, specifications, control data, stability data.

•                                          Process Failure Modes Effects Analysis (FMEA) that identifies key product/process characteristics.

•                                          Demonstration of ongoing application of Statistical Process Control for key product/process characteristics defined by Baxter.

•                                          Process Validation Studies with production equivalent products, either at the start of production or prior to any significant process changes.

•                                          Corrective and Preventive Action program to respond to product failures, complaints, and other investigations.

•                                          Production samples upon request at Cerus’ expense.

•                                          Retain samples from each lot manufactured to be maintained by Baxter.

•                                          Sharing of Quality data as noted above relative to the products being purchased.

•                                          Development and maintenance of Component Master Record and Component History Record per Baxter procedures.

•                                          Timely notification to Cerus of any regulatory inspections (TÜV or other compliance inspections).

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•                                          Copies of current TÜV ISO certifications for all manufacturing facilities where product is made.  Notification if such certification is lost for a product specific facility.

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EXHIBIT E-2

Quality Obligations Components

It is the intent of this agreement to establish a joint commitment to quality and reliability between Cerus Corporation and Baxter Healthcare Corporation as a supplier/contract manufacturer.

To ensure the successful delivery of Cerus’ quality requirements and to meet regulatory commitments, Cerus Corporation and Baxter Healthcare Corporation shall collaborate to ensure a quality product and robust development of components to medical devices as follows:

Cerus Responsibilities

For the purchase of components referred to by this contract, Cerus Corporation agrees to provide:

•                                          Product specifications

•                                          Timely response to change requests submitted by Baxter Healthcare Corporation

•                                          Feedback from any complaints received by Cerus to Baxter

Baxter Supplier Responsibilities

For the manufacture of medical device products referred to by this contract, Baxter shall be responsible for the following deliverables per Baxter practices:

•                                          Manufacturing and control suitable for medical device components.

•                                          Manufacturing information suitable for Chemistry Manufacturing and Control (CMC) section submissions, including process, controls, specifications, control data, stability data.

•                                          Process Failure Modes Effects Analysis (FMEA) that identifies key product/process characteristics.

•                                          Demonstration of ongoing application of Statistical Process Control for key product/process characteristics defined by Baxter.

•                                          Process Validation Studies with production equivalent components, either at the start of production or prior to any significant process changes.

•                                          Corrective and Preventive Action program to respond to product failures, complaints, and other investigations.

•                                          Production samples upon request at Cerus’ expense.

•                                          Retain samples from each lot manufactured to be maintained by Baxter.

•                                          Sharing of Quality data as noted above relative to the products being purchased.

•                                          Development and maintenance of Component Master Record and Component History Record per Baxter procedures.

•                                          Timely notification to Cerus of any regulatory inspections (TÜV or other compliance inspections).

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EXHIBIT F

European Territory

AUSTRIA

BELGIUM &

LUXEMBUOURG

BOSNIA-HERCEGOVINA,
CROATIA, KOSOVO, MACEDONIA, ROMANIA, SLOVENIA, SERBIA & MONTENEGRO

BULGARIA

CZECH REPUBLIC

DENMARK

ESTONIA

FINLAND

FRANCE

GERMANY

GREECE

HUNGARY

ICELAND

IRELAND

ITALY

LATVIA

LITHUANIA

NORWAY

POLAND

PORTUGAL

SLOVAK REPUBLIC

SPAIN

SWEDEN

SWITZERLAND

THE NETHERLANDS

TURKEY

UK

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